 SCHEDULE 14A INFORMATION

 (Amendment No. 5)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Sharing Economy International Inc.

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SHARING ECONOMY INTERNATIONAL INC.

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        , 2018

NOTICE IS HEREBY GIVEN that the 2018 annual meeting of stockholders of Sharing Economy International Inc., a Nevada corporation (the “Company”), will be held at Loeb & Loeb LLP, 21st Floor, CCB Tower, 3 Connaught Road Central, Hong Kong, on                         , 2018, at 2:00 P.M. local time. At the meeting, you will be asked to vote on:

(1) The election of five (5) directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2) To amend the Company’s 2016 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock, par value $0.001 per share (the “Shares”) authorized for issuance under the Plan from 125,000 to 2,500,000 Shares;

(3) To amend the Company’s Articles of Incorporation to increase the number of Shares which the Company is authorized to issue to 250,000,000 Shares, and to increase the number of shares of Preferred Stock which the Company is authorized to issue to 50,000,000 shares of Preferred Stock; and

(4) The transaction of such other and further business as may properly come before the meeting.

The Board of Directors has fixed the close of business on                   , 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. A list of stockholders of record on the record date will be available for inspection by stockholders at the office of the Corporation, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181, during the ten (10) days prior to the meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting.

By order of the Board of Directors, Jianhua Wu Chief Executive Officer

Wuxi, China

                  , 2018

THIS MEETING IS VERY IMPORTANT TO US AND TO OUR STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

SHARING ECONOMY INTERNATIONAL INC.

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China 214181

PROXY STATEMENT

Annual Meeting of Stockholders

                  , 2018

The accompanying proxy and this proxy statement have been prepared by our management for the Board of Directors. Your proxy is being solicited by the Board of Directors for use at the 2018 annual meeting of stockholders to be held at Loeb & Loeb LLP, 21st Floor, CCB Tower, 3 Connaught Road Central, Hong Kong, on                 , 2018 at 2:00 P.M., local time, or at any adjournment thereof. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being mailed to stockholders, on or about                 , 2018. In this proxy statement, we refer to Sharing Economy International Inc. as “the Company,” “we,” “us,” our” and word of similar import.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for:

●	The election of five (5) directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

●	To amend the Company’s 2016 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock, par value $0.001 per share (the “Shares”) authorized for issuance under the Plan from 125,000 to 2,500,000 Shares;

●	To amend the Company’s Articles of Incorporation to increase the number of Shares which the Company is authorized to issue from 12,500,000 Shares to 250,000,000 Shares, and to increase the number of shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) which the Company is authorized to issue from 10,000,000 shares of Preferred Stock to 50,000,000 shares of Preferred Stock; and

●	The transaction of such other and further business as may properly come before the meeting.

Who is soliciting your proxy?

Your proxy is being solicited by our Board of Directors.

Who is entitled to vote at the meeting?

You may vote if you owned Shares as of the close of business on                  , 2018, which is the record date for determining who is eligible to vote at the annual meeting. Each Share is entitled to one (1) vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their Shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between Shares held of record and those owned beneficially.

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Stockholder of Record

If, on the record date, your Shares were registered directly in your name with our transfer agent, Empire Stock Transfer, Inc., you are a “stockholder of record” who may vote at the annual meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your Shares by returning the enclosed proxy card to us or to vote in person at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the record date, your Shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your Shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these Shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the annual meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the annual meeting and if you mark your voting instructions on the proxy card, your Shares will be voted:

●	as you instruct, and

●	according to the best judgment of the proxies if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your Shares will be voted:

●	for the election of Messrs. Ping Kee Lau, Jianhua Wu, Cho Fu Li, Xue Leng, and Ms. Ying Ying Wong, who are the nominees of the Board of Directors, as directors;

●	to approve the amendment to the Company’s Plan to increase the number of Shares authorized for issuance under the Plan from 125,000 to 2,500,000 Shares;

●	to approve the amendment to the Company’s Articles of Incorporation to increase the number of Shares which the Company is authorized to issue from 12,500,000 Shares to 250,000,000 Shares, and to increase the number of shares of Preferred Stock which the Company is authorized to issue from 10,000,000 shares of Preferred Stock to 50,000,000 shares of Preferred Stock; and.

●	according to their best judgment if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

(2) You may vote in person at the annual meeting. We will pass out written ballots to anyone who wants to vote at the annual meeting. However, if you hold your Shares in street name, you must bring to the annual meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the Shares and gives you the right to vote your Shares. Holding Shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your Shares in the Company.

2

How does the board of directors recommend that I vote?

The Board of Directors unanimously recommends that you vote in favor of the Board of Directors’ nominees for director and in favor of the other proposals being brought before the meeting as set forth in this proxy statement.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting. If your Shares are held in a brokerage account, you must provide your broker with instructions as to any changes in the voting instructions which you previously provided to your broker.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to any proposal, your proxy will be voted FOR the election of the board of directors’ nominees for directors and FOR all proposals put before our stockholders at the annual meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these Shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Empire Stock Transfer, Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014.

Will my Shares be voted if I do not provide my proxy?

If your Shares are held in a brokerage account, they may be voted if you provide your broker with instructions as to how you want your Shares voted. Your broker will send you instructions as to how you can vote shares that are held in your brokerage account. If you do not give your broker instructions as to how you want your shares to be voted, then your Shares will not be voted either for the election of directors or any of the proposals being voted on at the meeting.

If you hold your Shares directly in your own name, they will only be voted if you either sign and deliver a proxy or attend and vote at the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if one-third of our outstanding Shares as of                  , 2018, are present at the meeting. Your Shares will be counted as being present at the meeting if you attend the meeting or if you properly return a proxy by mail or if you give your broker voting instructions and the broker votes your Shares.

On the record date,                  , 2018, we had                   Shares outstanding. We will have a quorum if                   Shares are present and voting at the annual meeting.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast, which means that, as long as a quorum is present, the five (5) nominees for director who receive the most votes will be elected. Abstentions will have no effect on the voting outcome with respect to the election of directors.

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How many votes are required for approval of amendment to the Company’s Plan?

The proposal to approve the amendment to the Company’s Plan to increase the number of Shares authorized for issuance under the Plan from 125,000 to 2,500,000 Shares requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will not be counted as “for” or “against” the approval of the amendment to the Plan and thus will have no effect on the proposal.

How many votes are required to approve the amendment to the Company’s Articles of Incorporation?

The proposal to approve the amendment to the Company’s Articles of Incorporation to increase the number of Shares which the Company is authorized to issue to 250,000,000 Shares and 50,000,000 shares of Preferred Stock requires the affirmative vote of a majority of the issued and outstanding Shares on the record date. Abstentions and broker non-votes will count as votes against this proposal.

How many votes are required to approve other matters that may come before the stockholders at the annual meeting?

An affirmative vote of a majority of the votes cast at the annual meeting is required for approval of all other items being submitted to the stockholders for their consideration.

Who is paying the cost of the meeting?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We estimate our costs at approximately $25,000.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the annual meeting?

We will announce voting results at the annual meeting and file a current report on Form 8-K announcing the voting results of the annual meeting.

Who can help answer my questions?

You can contact Mr. Parkson Yip by email at parkson.yip@seii.com, with any questions about proposals described in this Proxy Statement or how to execute your vote.

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ELECTION OF DIRECTORS

Directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. Our Bylaws provide that the number of directors comprising the whole board shall be determined from time to time by the Board. The size of the Board for the ensuing year is five (5) directors. Our nominating committee recommended, and our Board of Directors accepted the committee’s recommendation, that the directors named below be elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the board, and any Shares represented by proxy will be voted for the substitute nominee, unless the Board reduces the number of directors.

Our current Board consists of Ping Kee Lau, Jianhua Wu, Cho Fu Li, Xue Leng and Ying Ying Wong. All five (5) directors will stand for election. If Mr. Lau is elected as a director to serve until our next annual meeting of shareholders, he will replace Mr. Wu as Chairman of the Board. The following table sets forth certain information concerning the Board of Directors’ nominees for directors:

Name	Age	Principal Occupation	Director Since
Jianhua Wu	63	Executive Director	November 2007
Ping Kee Lau	68	Executive Director	March 2017
Cho Fu Li1,2,3	41	Director	December 2017
Xue Leng[1,2,3]	39	Director	December 2017
Ying Ying Wong[1,2,3]	38	Director	December 2017

1	Member of the audit committee.

2	Member of the compensation committee.

3	Member of the corporate governance/ nominating committee.

Jianhua Wu has been our Chief Executive Officer, Chairman and a director since the completion of the reverse acquisition in November 2007. Mr. Wu founded our predecessor companies, Wuxi Huayang Dyeing Machinery Co., Ltd. and Wuxi Huayang Electrical Power Equipment Co., Ltd., in 1995 and 2004, respectively, and was executive director and general manager of these companies prior to becoming our Chief Executive Officer. Mr. Wu was nominated as a director because of his position as our Chief Executive Officer. Mr. Wu is a certified mechanical engineer.

Ping Kee Lau has been our Executive Director since March 2017. Mr Lau has years of experience in the marine and shipping industry and has been a director of various marine and investment companies for a number of years. We nominated Mr. Lau as a director because we believe that his experience as a director and in investment is important for the Company as we continue to grow and develop our business.

Cho Fu Li has over ten years of experience in auditing, accounting and banking, and is a member of the Hong Kong Institute of Certified Public Accountants and a fellow member of the Association of Chartered Certified Accountants. We nominated Mr. Li as a director because we believe that his accounting and finance experience is important to improve our financial accounting controls.

Xue Leng has years of experience in sales and marketing as well as general management in China. He was a director or a supervisor of various trading companies in China. Previously, he served as general manager of Hebei Tangshan Chengxin Steel Pipe Co., Ltd. and as sales manager of Hebei Global Steel Pipe Co., Ltd. He graduated from Hebei Polytechnic University and also studied futures and securities investment at China Agricultural University. We nominated Mr. Leng as a director because we believe that his sales and management experiences in China is important for the future development of the Company in the market.

Ying Ying Wong is a director of World Sharing Economy Coalition which promotes global sharing economic development. Ms. Wong has over ten years of experience in banking and financial services with China Construction Bank (Asia) Corporation Limited and Standard Chartered Bank in Hong Kong. We nominated Ms. Wong as a director because we believe that her banking and finance experience is important for the future development of the Company.

Our directors are elected for a term of one (1) year and until their successors are elected and qualified.

We are incorporated in Nevada and are subject to the provisions of the Nevada corporate law. Our Articles of Incorporation and Bylaws provide that we will indemnify and hold harmless our officers and directors to the fullest extent permitted by law. Our Articles of Incorporation also provide that, except as otherwise provided by law, no director or officer is individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada Revised Statutes Section 78.7502 gives us broad authority to indemnify our officers and directors. under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

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Director Independence

We believe that three (3) of our nominees for director, Mr. Li, Mr. Leng and Ms. Wong, are independent directors, pursuant to the Nasdaq definition of independence.  Our Board has determined that Mr. Li is an audit committee financial expert. Mr. Wu and Mr. Lau are not independent directors.

Committees

Our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussion with the Chief Executive and Financial Officers and other officers, by reviewing materials provided to them and by participating at meetings of the Board and its committees.

Our Board of Directors has three (3) committees - the audit committee, the compensation committee and the corporate governance/nominating committee. The audit committee is comprised of Mr. Li, Mr. Leng and Ms. Wong, with Mr. Li serving as Chairman. The compensation committee is comprised of Mr. Leng, Mr. Li and Ms. Wong, with Mr. Leng serving as Chairman. The corporate governance/nominating committee is comprised of Ms. Wong, Mr. Leng and Mr. Li, with Ms. Wong serving as Chairman. Our Plan is administered by the compensation committee.

Our audit committee is involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor. Our Board of Directors has adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. A copy of the audit committee’s current charter is available on our website at: https://www.seii.com/uploads/04-Asl-cleantech-audit-committee-charter-00172533.doc

The compensation committee oversees the compensation of our Chairman, Chief Executive Officer and our other executive officers and reviews our overall compensation policies for employees generally. If so authorized by the Board of Directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt. The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the Chairman or the Chief Executive Officer, the compensation committee consults with the Chairman or the Chief Executive Officer (as the case may be), who may make recommendations to the compensation committee. Any recommendations by the Chairman or the Chief Executive Officer are accompanied by an analysis of the basis for the recommendations. The committee will also discuss compensation policies for employees who are not officers with the Chairman nor the Chief Executive Officer and other responsible officers. The compensation committee has the responsibilities and authority relating to the retention, compensation, oversight and funding of compensation consultants, legal counsel and other compensation advisers, as well as the requirement to consider six independence factors before selecting, or receiving advice from, such advisers. A copy of the compensation committee’s current charter is available on our website at: https://www.seii.com/uploads/03-cleantech-compensation-amended-committee-charter-00254120.pdf.

The corporate governance/nominating committee is be involved evaluating the desirability of and recommending to the Board any changes in the size and composition of the Board, evaluation of and successor planning for the Chief Executive Officer and other executive officers. The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally. A copy of the corporate governance/ nominating committee charter is available on our website at: https://www.seii.com/uploads/05-Asl-cleantech-nominating-governance-committee-charter-00172535.doc

Each director and committee member attended at least 75% of the total number of meetings of the board and those committees on which they served during the year.

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Compensation Committee Interlocks and Insider Participation

Aside from the service as a director, no member of our compensation committee had any relationship with us as of December 31, 2017, and none of our executive officers served as a director or compensation committee member of another entity.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to our filings with the Securities and Exchange Commission (the “SEC”).

Audit Committee Report*

The audit committee of the Board is composed of three directors: Cho Fu Li, who is the chairman, Xue Leng and Ying Ying Wong, each of whom is “independent” as defined by the rules of the NASDAQ Stock Market. The board has adopted a written Audit Committee Charter.

Management is responsible for our financial statements, financial reporting process and systems of internal accounting and financial reporting control. Our independent auditor is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The audit committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the board. The responsibilities of the audit committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The audit committee discussed with our independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of our accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The audit committee has discussed with the independent auditor, the auditor’s independence from us and our management, including the written disclosures and the letter submitted to the audit committee by the independent auditor as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent auditor to the audit committee, the audit committee recommended (and the board approved) that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Submitted by:

Audit Committee of the Board of Directors

/s/ Cho Fu Li

/s/ Xue Leng

/s/ Ying Ying Wong

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

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Section 16(a) Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Shares and other of our equity securities. During the year ended December 31, 2017, we believe that all of our Section 16 reports were timely filed with the SEC.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned during the years ended December 31, 2017 and 2016 by each person who served as Chief Executive Officer and Chief Financial Officer. No other executive officer received compensation equal or exceeding $100,000.

Summary Annual Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jianhua Wu, chief executive officer (1)	2017 2016	36,999 36,126	0 0	0 132,000	0 0	36,999 168,126

Wanfen Xu, chief financial officer (2)	2017 2016	8,584 7,616	0 0	0 0	0 0	8,584 7,616

Parkson Yip,	2017	87,500	19,250	0	2,606	109,356
former chief operating officer (3)

(1)	Mr. Wu’s 2016 compensation consisted of cash salary of $36,126 and 50,000 shares of common stock valued at $132,000.

(2)	Ms. Xu has been our chief financial officer since March 1, 2016.

(3)	Mr. Yip served as our chief operating officer from June 3, 2017 to April 1, 2018.

Employment Agreements

On June 19, 2017, the Company entered into an employment agreement with Parkson Yip to serve as our chief operating officer. Pursuant to the employment agreement, Mr. Yip received an annual salary of $150,000 and received a signing bonus of $19,250. On April 1, 2018, Mr. Yip resigned as the chief operating officer and was re-designated as vice president of strategic business development under a consulting agreement.

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Directors’ Compensation

We do not have any agreements or formal plan for compensating our current directors for their service in their capacity as directors, although our board may, in the future, award stock options to purchase shares of common stock to our current directors.

The following table provides information concerning the compensation of each member of our board of directors whose compensation is not included in the Summary Compensation Table for his or her services as a director and committee member for 2017. The value attributable to any stock grants is computed in accordance with ASC Topic 718.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Total ($)
Chengqing Tang (1)	0	0	0
Xi Liu (5)	0	0	0
Furen Chen (5)	0	0	0
Baowen Wang (2)	0	0	0
Ping Kee Lau (3)	21,663	0	21,663
Cho Fu Li (4)	2,672	0	2,672
Xue Leng (4)	1,097	0	1,097
Ying Ying Wong (4)	1,266	0	1,266

(1)	Mr. Tang was our director from March 22, 2016 to December 14, 2017.

(2)	Mr. Baowen Wang resigned as a director on March 20, 2017.

(3)	Been a director since March 20, 2017

(4)	Been a director since December 14, 2017.

(5)	Resigned as director on December 14, 2017.

Long-Term Incentive Plans

In September 2016, the board of directors adopted, and in November 2016, the stockholders approved the 2016 long-term incentive plan, covering 125,000 shares of common stock. The 2016 plan provides for the grant of incentive and non-qualified options and stock grants to employees, including officers, directors and consultants. The 2016 plan is to be administered by a committee of not less than three directors, each of whom is to be an independent director. In the absence of a committee, the plan is administered by the board of directors. The board has granted the compensation committee the authority to administer the 2016 plan. Members of the committee are not eligible for stock options or stock grants pursuant to the 2016 plan unless such stock options or stock grant are granted by a majority of our independent directors other than the proposed grantee. As of December 31, 2017, we had issued a total of 120,000 shares of common stock pursuant to this plan.

The following table sets forth information as options outstanding on December 31, 2017.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised options (#) (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that Have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (j)
Jianhua Wu	0	0	0	0	0	0	0	0	0

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Communications with our Board of Directors

Any stockholder who wishes to send a communication to our Board of Directors should address the communication either to the Board of Directors or to the individual director c/o Wanfen Xu, Chief Financial Officer,                    , Hong Kong. Mr. Xu will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is directed to a director.

AMENDMENT TO 2016 LONG-TERM INCENTIVE PLAN

Summary and Purpose of the Amendment to the Plan

In September 2016, the Board of Directors adopted, and in November 2016, the stockholders approved the Plan, covering 125,000 Shares. The Plan provides for the grant of incentive and non-qualified options and stock grants to employees, including officers, directors and consultants. The Plan is administered by a committee of not less than three directors, each of whom is to be an independent director. In the absence of a committee, the Plan is administered by the Board of Directors. The Board has granted the compensation committee the authority to administer the Plan. Members of the committee are not eligible for stock options or stock grants pursuant to the Plan unless such stock options or stock grant are granted by a majority of our independent directors other than the proposed grantee. As of December 31, 2017, we had issued a total of 125,000 Shares pursuant to the Plan. The Board of Directors has voted to amend the Plan to increase the number of Shares authorized for issuance under the plan to 2,500,000 Shares.

Increase in Number of Authorized Shares under the Plan

As of the record date, the Company has granted 125,000 Shares of restricted stock under the Plan. As a result, the Company presently has no Shares available for future issuance under the Plan. The Board of Directors believes that the proposed increase in the number of Shares available for issuance as provided in the Plan will provide the compensation committee with greater flexibility in 2019 in the administration of the Plan and is appropriate in light of the growth of the Company. As previously reported, the Company has been notified by NASDAQ that the grant of shares to consultants engaged in growing our sharing economy platforms and related rental businesses required shareholder approval under Listing Rule 5635(c) (the “Rule”). On November 26, 2018, the Company received a staff determination notice from NASDAQ informing the Company that as a result of its failure to comply with Nasdaq’s shareholder approval requirements set forth in the Rule, the Company’s common stock would be suspended from trading on NASDAQ at the opening of business on December 5, 2018. Any future consulting arrangements with such entities and persons will be made pursuant to the Plan, assuming stockholder approval is received at the meeting.

Eligibility and Participation

The Plan, filed as Appendix A to the Company’s October 3, 2016, Definitive Proxy Statement, is incorporated by reference herein, as is the section of that Definitive Proxy Statement discussing “Approval Of The 2016 Long-Term Incentive Plan.” The Plan provides for the grant of incentive and non-qualified options and stock grants to employees, including officers, directors and consultants. The basis for participation is that the Board of Directors believes that in order to attract and retain the services of executive and other key employees, it is necessary for us to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies. The 2016 plan provides that the maximum number of shares subject to awards granted to any individual under the plan shall not exceed [75,000] shares in any calendar year.

Classes of individuals who are eligible to participate in the Plan

As of the record date, we had approximately         employees. However, as of the record date,                  employees actually participated in the Plan.

As of the record date, we had          executive officers eligible to participate in the plan. However, as of the record date, only          executive officer actually participated in the Plan.

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As of the record date, all five (5) members of our Board, three (3) of whom are non-employee directors, were eligible to receive awards under the Plan. However, as of the record date no members of our Board participated in the Plan.

As of the record date, we had approximately          consultants who were eligible under the Plan. However, as of the record date,          consultants actually participated in the Plan.

Our current practice for awarding incentive and non-qualified options and stock grants to full-time employees, part-time-employees, officers, Directors and consultants is subject to the discretion of the compensation committee, which is comprised of our three independent directors. The committee has full authority under the Plan to determine whether and to what extent awards are to be granted pursuant to the Plan, to one or more eligible persons.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2017, with respect to Shares that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	0	(1)	$	N/A	0
Equity compensation plans not approved by security holders	0			N/A	0
Total	0		$	N/A	0

(1)	Consists of options and restricted stock granted under the Plan.

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors has adopted a resolution proposing an amendment to the Company’s Articles of Incorporation to increase the number of authorized Shares of Company from 12,500,000 Shares to 250,000,000 Shares, and to increase the number of shares of Preferred Stock which the Company is authorized to issue from 10,000,000 shares of Preferred Stock to 50,000,000 shares of Preferred Stock. As of the date of this proxy statement, the Company had 7,537,925 Shares issued and outstanding. In addition, as of the date of the proxy statement, the Company has the following commitments in place relating to the potential future issuance of securities pursuant to options, warrants, convertible notes and other contractual arrangements:

Names/Categories of Recipients of Shares and shares of Preferred Stock	Number of Shares and shares of Preferred Stock Reserved for Future Issuance	Description of Transaction

Iliad Research and Trading, L.P.	603,957 (1)	Private Placement (1)
Chong Ou Holdings Group Company Limited	900 (2)	Private Placement (2)
Leung Tin Lung David	1,176,087 shares of Preferred Stock (3)	Acquisition (3)
BM Nine Ltd.	535,584 (4)	Share Swap (4)
Li Tingting	133,250 Shares (5)	Tenancy Agreement (5)
Coassets International Pte Ltd	330,650 Shares (6)	Service Agreement (6)
Vendors	325,828 Shares (7)	Vendor Agreements (7)
Consultants	938,547 Shares (8)	Consultancy Services (8)
Charitable Donations	85,470 Shares (9)	Charitable Donations (9)
Shortfall Compensation (Consultants and Vendors)	291,169 Shares (10)	Shortfall Compensation (10)

TOTAL NUMBER OF SHARES RESERVED FOR FUTURE ISSUANCE	4,421,442 Shares (11)
TOTAL NUMBER OF SHARES OF PREFERRED STOCK RESERVED FOR FUTURE ISSUANCE	1,176,087 shares of Preferred Stock

(1) On May 2, 2018, the Company closed a private placement of securities with Iliad Research and Trading, L.P. (“Iliad”) pursuant to which Iliad purchased a Convertible Promissory Note (the “Note”) in the original principal amount of US$900,000, plus interest, convertible into 506,250 Shares at the minimum conversion price of US$2.00 per Share. The Company issued 36,621 Shares on November 8, 2018 pursuant to a redemption notice dated November 7, 2018 issued by Iliad for a redemption amount of US$75,000. In connection with the transaction, the Company also issued a Warrant to purchase 134,328 Shares to Iliad. The exercise price of the Warrant is US$7.18 which is above the current market price per Share.

(2) Represents interest on the Note for US$670,000, dated October 9, 2017, issued to Chong Ou Holdings Group Company Limited to be settled by the issuance of 900 Shares.

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(3) On August 17, 2018, the Company’s wholly-owned subsidiary, Sharing Economy Investment Limited (“SEIL”), entered into a Sale and Purchase Agreement with Leung Tin Lung David, the shareholder of Gagfare Limited (“Gagfare”), to acquire 60% ownership of Gagfare. At the closing, SEIL will acquire 60% of Gagfare for US$3.6 million, which shall be satisfied by the allotment and issuance of 1,176,087 shares of Series A Preferred Stock at a price of $3.061 per share. Each share of Series A Preferred Stock shall be convertible into one (1) Share, at the option of the holder, on or after the date which is six (6) months after the closing date of the transaction; provided, however, the holder shall have no right to convert any portion of his shares of Series A Preferred Stock to the extent that after giving effect to the conversion, the holder shall be deemed to beneficially own in excess of 9.99% of the number of Shares issued and outstanding immediately after giving effect to the conversion.

(4) Represents Shares to be issued in connection with the Conditional Share Swap Agreement entered into on January 18, 2018 between the Company, BM Nine Ltd. and EC Technology & Innovations Limited.

(5) Represents Shares to be issued in connection with a Tenancy Agreement entered into by the Company and approved by the Board of Directors.

(6) In connection with the Services Agreement, dated September 6, 2018, between Coassets International Pte. Ltd. and EC Technology & Innovations Limited, the Company shall issue 330,650 Shares in exchange for financial technology services.

(7) Represents Shares reserved for future issuance to vendors for services to be rendered, including accounting services, investor and public relationship services, IT development services, legal services, and M&A advisory work.

(8) Represents Shares reserved for future issuance to consultants for services to be rendered to the Company.

(9) Represents Shares to be issued in connection with charitable donations approved by the Board of Directors.

(10) Represents the maximum number of shares issuable to consultants and vendors under shortfall provisions of agreements entered into by the Company. To date, no shares have been issued under any shortfall provision.

(11) Includes 1,176,087 shares of Preferred Stock convertible into 1,176,087 Shares on a 1:1 basis.

As of the date hereof, the Company has a total of 12,500,000 Shares authorized for issuance, of which a total of 7,537,925 Shares are issued and outstanding and a total of 4,421,442 Shares are reserved for issuance pursuant to options, warrants, convertible notes, and other contractual commitments and arrangements. In addition, as of the date hereof, the Company has a total of 10,000,000 shares of Preferred Stock authorized for issuance, of which 1,176,087 shares of Series A Preferred Stock are reserved for future issuance pursuant to certain contractual arrangements. As such, the Company only has 540,633 unissued Shares and 8,823,913 unissued shares of Preferred Stock that are not reserved for any specific use available for future issuance. The Board of Directors believes that the authorized Shares and Preferred Stock available for issue is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives designed to enhance stockholder value. If the proposal is adopted, the Company will have 238,040,633 unissued Shares and 48,823,913 unissued shares of Preferred Stock that are not reserved for any specific use available for future issuance. The additional authorized Shares and Preferred Stock will provide the Company with greater flexibility to use its capital stock, without further stockholder approval, for various purposes including, without limitation, expanding the Company’s businesses and product lines through the acquisition of other businesses or products, stock dividends (including stock splits in the form of stock dividends), raising capital, providing equity incentives to employees, officers and directors and establishing strategic relationships with other companies. The Company currently does not have specific agreements or plans that would involve the issuance of the proposed additional authorized Shares or Preferred Stock, although as previously has been disclosed, the Company is in preliminary discussions with ECrent Capital Holdings, Pandoodle, Icon Property, Oob Meria HK and Jidam that may result in future issuances of additional Shares or Preferred Stock at a later date. At this time, no determination has been made by the parties as to purchase price or the form of consideration to be paid by the Company in connection with each such transaction. The Company cannot assure the stockholders that any such transactions will be consummated on favorable terms or at all or, if consummated, that any such transaction will enhance stockholder value. The issuance of additional Shares or Preferred Stock may have a dilutive effect on earnings per Share and, for a stockholder who does not purchase additional Shares or additional shares of Preferred Stock to maintain his or her pro rata interest, on a stockholder’s percentage voting power.

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The authorized Shares and Preferred Stock in excess of those issued or reserved will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company’s stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Shares may be listed or traded. Upon issuance of any Shares, they will have the same rights as the outstanding Shares. The Board of Directors shall have the right to establish the rights, preferences and privileges associated with the issuance of any shares of Preferred Stock.

The additional Shares and Preferred Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell Shares or Preferred Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized Shares and authorized shares of Preferred Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their Shares over then current market prices.

The proposal to amend the Company’s Articles of Incorporation to increase the number of authorized Shares and Preferred Stock available for issuance will be implemented by filing the amendment to our Articles of Incorporation with the Nevada Secretary of State. The amendment will become effective on the date of the filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS.

The following table provides information as to Shares beneficially owned as of                   , 2018, by:

●	Each director and each nominee for election as a director;

●	Each current officer named in the summary compensation table;

●	Each person owning of record or known by us, based on information provided to us by the persons named below, at least 5% of our Shares; and

●	All directors and officers as a group

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For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the Company) within sixty (60) days of             , 2018.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Jianhua Wu (1)	115,000	1.6%
Wanfen Xu (1)	0	0.0%
Ping Kee Lau	10,000	0.1%
Cho Fu Li	6,500	0.1%
Xue Leng	0	0.0%
Ying Ying Wong	33,000	0.5%
All current officers and directors as a group	164,500	2.2%
YSK 1860 Co., Limited (2)	665,824	9.0%
Total	830,324	11.3%

*	less than 1%.

(1)	The address of the shareholders is No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, P.R.C.

(2)	The registered address is of YSK 1860 Co., Limited is Cornwall Centre, No.85 Castle Peak Road, Coffee Bay Tuen Mun, New Territories, Hong Kong. Ms. Deborah Wai Ming Yuen owns 100% of the issued and outstanding ordinary shares of YSK 1860 Co., Limited.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to our executive officers.

Name	Age	Position
Jianhua Wu	63	Chief Executive Officer
Wanfen Xu	37	Chief Financial Officer

All of our officers serve at the pleasure of the Board of Directors. Mr. Wu is also a director. See “Election of Directors” for information concerning Mr. Wu.

Wanfen Xu has been our Chief Financial Officer since March 1, 2016. Ms. Xu previously served as our Chief Financial Officer from March 14, 2012 through December 12, 2012. From December 2012 until February 2016, Ms. Xu served as the financial controller of the Wuxi Huayang Heavy Industries, Co., Ltd., formerly known as Wuxi Huayang Electrical Power Equipment Co., Ltd., and Wuxi Huayang Dyeing Machinery Co., Ltd. (collectively, the “Huayang Companies”). Ms. Xu also served as the financial controller of Hauyang Companies from 2009 to 2011. The Huayang Companies are variable interest entities owned by Mr. Wu and Ms. Tang whose financial statements are included in our consolidated financial statements.

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FINANCIAL STATEMENTS

Our audited financial statements, which include our consolidated balance sheets at December 31, 2017 and 2016, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2017, and the notes to our consolidated financial statements, are included in our Form 10-K for the year ended December 31, 2017. A copy of our Form 10-K for the year ended December 31, 2017, either accompanied or preceded the delivery of this proxy statement.

Copies of our Form 10-K for the year ended December 31, 2017 may be obtained without charge by writing to Wanfen Xu, Chief Financial Officer, 3/F, Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost on furnishing such exhibits. Copies of our Form 10-K are available on our website at www.seii.com. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov

OTHER MATTERS

Other Matters to be Submitted

Our Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the Shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Deadline for Submission of Stockholder Proposals for the 2019 Annual Meeting

Proposals of stockholders intended to be presented at the 2019 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office within a reasonable time before the Company prints and mails its proxy statement for the 2019 Annual Meeting to be included in the proxy statement for the meeting. If notice of any stockholder proposal is considered untimely, we are not required to present such proposal at the 2019 Annual Meeting.

, 2018	By Order of the Board of Directors

Jianhua Wu
Chief Executive Officer

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